EXHIBIT B

                            ZEMEX CORPORATION
                                   1995
                             STOCK OPTION PLAN


1. Purpose

The Zemex Corporation 1995 Stock Option Plan (the "Plan") provides for the grant of Stock Options and Supplemental Bonuses to Employees, Consultants and/or Eligible Nonemployee Directors of Zemex
Corporation (the "Corporation"), and such of its subsidiaries (as defined in Section 424(f) of the Internal
Revenue Code of 1986, as amended (the "Code")) as the Board of Directors of the Corporation (the
"Board") shall from time to time designate ("Particiating Subsidiaries"), in order to advance the interests of the Corporation and its Participating Subsidiaries through the motivation, attraction and retention of their respective Employees, Consultants and/or Eligible Nonemployee Directors.

2. Incentive Stock Options and Non-Incentive Stock Options

The Stock Options granted under the Plan may be either:

(a) Incentive Stock Options ("ISOs") which are intended to be
"Incentive Stock Options" as that term
       is defined in Section 422 of the Code; or

(b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as
       "Incentive Stock Options" under Section 422 of the Code.

All Stock Options shall be NSOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as ISOs.
Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

3. Administration

3.1 Committee. The Plan shall be administered by the Compensation/Stock Option/Pension Committee of the Board or such other committee as may be appointed by the Board ("Committee"), which
Committee shall be composed of at least two or more members of the Board, all of whom are Disinterested Persons. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option or Supplemental Bonus granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Committee may delegate any of its responsibilities under the Plan, other than its responsibility to grant Stock Options, to determine whether the Supplemental Bonuses, if any, payable to a Participant shall be paid in cash, in shares of Common Stock or a combination thereof, or to interpret and construe the Plan. If the Board is composed entirely of Disinterested Persons, the Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to the "Committee" shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of the Plan.

3.2 Actions of Committee. Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan without a meeting by the unanimous written consent of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act, determination or omission made in good faith on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, with respect to the Plan or any award thereunder. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Corporation with respect to any such action, determination or interpretation.

4. Definitions

4.1 "Common Stock" means a share of authorized but unissued or authorized and issued treasury Capital
Stock (par value $1.00 per share) of the Corporation.

4.2 "Consultant" means a person who provides services to the Corporation or a Participating Subsidiary other than as an employee or director of the Corporation or Participating Subsidiary, whether or not pursuant to a written consulting agreement with the Corporation or a Participating Subsidiary.

4.3 "Disinterested Person" means a director of the Corporation who, during the shorter of (a) the one year prior to service as an administrator of the Plan, or (b) the period between the date on which the Corporation's Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the director's service as an administrator of the Plan, has not been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates except as may be permitted by Rule 16b-3(c)(2) under the 1934 Act or any successor to such rule. Notwithstanding the foregoing, prior to the date the Corporation's Common Stock is registered pursuant to Section 12 of the 1934 Act, each director shall be a Disinterested Person for purposes of this Plan.

4.4 "Eligible Nonemployee Director" means a nonemployee director of the Corporation who is not a member of the Committee.

4.5 "Employee" means an employee of the Corporation or any Participating Subsidiary and includes employees who are also directors of the Corporation or a Participating Subsidiary.

4.6 "Fair Market Value" means that if the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value. If the Common
Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

4.7    "Participant" means an Employee, Consultant or Eligible
Nonemployee Director to whom a Stock
Option or Supplemental Bonus is granted.

4.8 "Stock Option" means the right granted under the Plan to an Employee, Consultant, or an Eligible
Nonemployee Director to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the
Committee.

4.9 "Supplemental Bonus" is the right to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of an amount determined under Section 7.7.

5. Eligibility and Participation

Grants of Stock Options and Supplemental Bonuses may be made to Employees, Consultants, and/or
Eligible Nonemployee Directors. The Committee shall from time to time determine the Employees,
Consultants, and Eligible Nonemployee Directors to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such person, the Option
Price of such Stock Options and the terms and provisions of such Stock Options, all as provided in the Plan. Notwithstanding the foregoing only Employees are eligible to receive Stock Options which are ISOs. The Option Price of any ISO may be more than but shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be more than or less than the Fair Market Value on the date the NSO is granted if the Committee so determines. Notwithstanding the foregoing, however, the Option Price of an NSO may not be less than par value. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation of the Corporation, the Option Price of such ISO shall be at least 110% of the Fair
Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

Any director of the Corporation may by notice to the Corporation (which notice may be oral if confirmed in writing) at any time irrevocably elect to be ineligible for selection as a person to whom Stock Options and/or Supplemental Bonuses may be granted.

6. Shares of Common Stock Subject to the Plan

6.1    Maximum Number.

(a) The stock subject to Stock Options that may be granted under the Plan shall be shares of the
       Common Stock as constituted on the date the Plan becomes effective, and any other shares into which such Common Stock shall thereafter be changed by reason of a stock dividend, recapitalization, merger, consolidation, amalgamation, split-up, combination, reverse stock split, exchange of shares, rights offering, or the like as determined by the Committee in its discretion pursuant to the provisions of Section 6.2 of the Plan. The maximum number of shares of Common
       Stock with respect to which Stock Options may be granted under the Plan shall not exceed in the aggregate ten percent of the number of shares of Common Stock outstanding from time to time;
       provided, however, that

 (i) shares of Common Stock issued pursuant to the Plan or any other employee benefit plan or arrangement shall not be included in the number of shares outstanding for purposes of calculating under this sentence the number of shares as to which Stock Options may be granted under the Plan;

   (ii) any increase in the number of shares of Common Stock outstanding in connection with an event which results in an adjustment pursuant to
Section 6.2 shall not be included in the number of shares outstanding for purposes of calculating under this sentence the number of
           shares as to which Stock Options may be granted under the Plan;

   (iii) any reduction in the number of outstanding shares of Common Stock shall not affect any
           Stock Option granted under the Plan prior to such reduction;

   (iv)    the class and aggregate number of shares of Common
Stock which may be subject to Stock
           Options granted under the Plan shall be subject to adjustment in accordance with the provisions of Section 6.2 of the Plan; and

 (v) the Committee may grant Stock Options the exercisability of which is conditioned upon an increase in the number of shares of Common Stock outstanding from time to time and, until such condition is satisfied, such Stock Options shall not be taken into account in computing the number of shares of Common Stock with respect to which Stock Options have been granted under the Plan.

(b) In the event that any outstanding Stock Option for any reason shall expire or is terminated or cancelled, the shares of Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan. There shall be reserved and kept available, free from preemptive rights, out of the Corporation's authorized but unissued shares of Common
       Stock or its authorized and issued Common Stock held in its treasury, or any combination thereof, for sale under the Plan a number of shares of Common Stock equal to the maximum number of shares that may be purchased pursuant to Stock Options granted or that may be granted under the
       Plan.

(c) The Committee may, with the consent of the holder of any Stock Option granted under the Plan, cancel such Stock Option and grant a new Stock Option in substitution therefor, provided that the
       Stock Option as so substituted shall satisfy all of the requirements of the Plan as of the date such new Stock Option is granted.
(d) The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common
     Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed $100,000.

(e) No Stock Option may be granted under the Plan after March
27, 2005.

6.2 Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares and
(ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Corporation shall have no obligation to make any cash or other payment with respect to such a fractional share.

7. Exercise of Stock Options

7.1    Time of Exercise.

(a) Subject to the provisions of the Plan, including without limitation Section 7.5, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock
       Option. Subject to the provisions of Article V, an ISO shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted, and an NSO shall expire, to the extent not exercised, no later than 10 years after the date on which it was granted. No Stock
       Option may be exercised prior to one year from the date of grant. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Corporation shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

(b) Stock Options shall be exercised by the delivery of written notice to the Corporation, in such form and to be filed in such manner as the Committee shall in its sole discretion prescribe, not later than
       5:00 p.m., New York City time, on the last day on which such Stock Option may be exercised.
       Any written notice of the exercise of a Stock Option shall set forth the number of shares of
       Common Stock with respect to which the Stock Option is to be exercised, shall include any statement or representation required by the applicable Option Agreement, and shall be accompanied by payment in full of the purchase price of such shares of Common Stock.

7.2 Exchange of Outstanding Stock. Each Stock Option shall provide that the purchase price of the shares of Common Stock as to which a Stock Option shall be exercised shall be paid to the Corporation at the time of exercise either in cash or in such other consideration as the Committee in its discretion deems appropriate, including, but not limited to, shares of Common Stock already owned by the optionee having total Fair Market Value, as determined by the Committee, equal to the purchase price, or a combination of cash and Common Stock having a total Fair Market Value, as so determined, equal to the amount of the purchase price not paid in cash. As soon as practicable after receipt of such payment, the Corporation shall, subject to the provisions of Sections
7.4 and 14 of the Plan, deliver to the grantee a certificate or certificates for the shares of Common Stock so purchased.

7.3 Use of Promissory Note; Exercise Loans. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Corporation his promissory note as full or partial payment for the exercise of a Stock
Option; provided that, with respect to any promissory note given as payment or partial payment for the exercise of an ISO, all terms of such note shall be determined at the time a Stock Option is granted and set forth in the Option Agreement. The Committee, in its sole discretion, may authorize the Corporation to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Corporation to arrange or guaranty loans to a Participant by a third party.

7.4 Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Corporation has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Corporation. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

7.5    Termination of Employment Before Exercise.

(a) If at any time prior to the expiration of a Stock Option granted to an Employee of the Corporation or a Participating Subsidiary, such optionee shall not be an Employee of the Corporation or a
       Participating Subsidiary, then:

   (i) if such employment is terminated by retirement on or after the earliest date on which an immediate retirement benefit is payable in accordance with the terms of a tax-qualified retirement plan of the Corporation or a Participating Subsidiary or by reason of disability as determined by the Committee in its discretion, such Stock Option may be exercised, to the same extent it was exercisable at the date of such termination of employment, during the three-month period following the date of such termination (but in no event after the expiration of such Stock Option as provided in the Option Agreement and, in the case of an ISO, in no event beyond ten years from the date of grant of the
ISO);

   (ii) if such employment is terminated by death, such Stock
Option may be exercised by the
         person or persons entitled to do so under the optionee's will or, if the optionee shall have failed to make testamentary disposition of such Stock Option or shall have died intestate, by the optionee's legal representative, to the same extent is was exercisable on the date of such optionee's death, during the twelve-month period following the date of such optionee's death
           (but in no event after the expiration of such Stock Option as provided in the Option
           Agreement and, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO); and

   (iii) if such employment is terminated voluntarily or involuntarily for any reason other than retirement, disability or death, such Stock Option shall terminate and cease to be exercisable immediately upon such termination of employment;
provided, however, that if the Board of
           Directors shall determine that

       (A) due to special and unusual circumstances, the Stock
Option should be permitted to be
           exercised after termination of employment; and

       (B) taking into account the optionee's record of service and performance during his employment and all of the circumstances surrounding the termination of employment, the optionee has not acted in a manner detrimental to the Corporation or the
           Participating Subsidiary by which the optionee was employed,

   such Stock Option may be exercised during the three-month period following such termination of employment (but in no event following the expiration of such Stock Option as provided in the Option Agreement and, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO) with respect to such number of shares as the Board of
       Directors shall approve, but in no event with respect to a number of shares of Common Stock greater than the number of shares as to which such Stock Option remains unexercised at the date of termination of the optionee's employment.

   (iv) for purposes of the foregoing, if the 10% ownership limitations of Article V apply to the
           Participant, five years shall be substituted for ten years each place it appears in the preceding paragraphs.

(b) If at any time prior to the expiration of a Stock Option granted to a person who at the time of grant is a Consultant or an Eligible Nonemployee Director, such optionee shall not be a Consultant or a director, as the case may be, then such Stock Option may be exercised, to the extent it was exercisable on the date the optionee ceased to be a Consultant or a director, as the case may be, during the seven-month period following the termination of such consultancy or directorship, as the case may be (but in no event after the expiration of such Stock Option as provided in the Option
       Agreement); provided, however, that the Corporation may waive the Stock Option termination date otherwise applicable under this paragraph (b) if the optionee will become an Employee following the termination of such consultancy or directorship.

(c) Notwithstanding the provisions of this Section 7.5 or any other provision of the Plan, with respect to any Stock Options granted to an Employee in connection with the commencement of employment as an Employee, the Committee may provide for terms as to retirement, disability, death or other termination of employment which are different from the terms provided in paragraph (a) of this
     Section 11 if such different terms are set forth in a written employment agreement with such
       Employee, which agreement shall have been approved by the Board, or are otherwise provided by the Committee, subject to approval by the Board. Notwithstanding the foregoing, no Stock Options which are ISOs may be granted pursuant to this subparagraph.

(d) Whether authorized leave of absence or absence on military service shall constitute severance of the employment relationship between the Corporation or a Participating Subsidiary and the optionee shall be determined by the Committee at the time thereof. Notwithstanding the foregoing, in the case of Stock Options which are ISO's, if the period of leave exceeds 90 days, unless the individual's right to reemployment is guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(e) If an optionee's status with the Corporation or a Participating Subsidiary changes, but such optionee continues as a Consultant to the Corporation, then the Committee in its discretion may elect that the Stock Option previously granted shall continue in full force and effect so long as such Stock
       Option is an NSO. The Committee shall be permitted in its discretion, to grant NSOs, which provide that the Stock Option shall continue in full force and effect if the optionee's status with the
       Corporation or a Participating Subsidiary changes, but such person continues as a Consultant to the
       Corporation.

7.6    Disposition of Forfeited Stock Options.  If the Stock
Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock
Options granted to other Participants.

7.7 Grant of Supplemental Bonuses. The Committee, either at the time of grant or at any time prior to exercise of any Stock Option, may provide for a Supplemental Bonus from the Corporation or
Participating Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under a Stock Option. Such Supplemental Bonus shall be payable upon the exercise of the Stock Option with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the Stock Option calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus. Payment of a
Participant's Supplemental Bonus shall be made on or before the 90th day after the exercise of the Stock
Option with regard to which such Supplemental Bonus was granted. The Committee may, in its discretion, elect to pay any part or all of the Supplemental Bonus in: (i) cash; (ii) shares of Common
Stock; or (iii) any combination of cash and shares of Common Stock. The Committee's election pursuant to this Section 7.7 shall be made by giving written notice to the Participant within the 90-day payment period, which notice shall specify the portion which the committee elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common
Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Common Stock by the Fair Market Value of the share of Common
Stock on the date of exercise of the Stock Option with regard to which the Supplemental Bonus was granted. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day payment period.
Shares of Common Stock issued pursuant to this Section 7.7 shall not be deemed to have been issued upon the exercise of a Stock Option for purposes of the limitations imposed by Section 6.1 of the Plan.

8.   No Contract of Employment

Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Corporation, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Corporation, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article VIII shall affect any rights or obligations of the Corporation or any Participant under any written contract of employment.

9.   No Rights as a Stockholder
A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

10.  Assignability

No Stock Option or Supplemental Bonus right granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of an NSO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO by a Participant other than an officer or director, and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be determined at the time the NSO is granted, and shall be set forth in the Option Agreement. In the event of his death, the Stock Option or Supplemental Bonus rights which are exercisable pursuant to the terms of the Plan may be exercised by the Personal
Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

11.  Merger or Liquidation of the Corporation

(a) The existence of outstanding Stock Options shall not affect in any way the right or power of the
     Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Corporation is to be merged or amalgamated with or into another corporation, or if the
     Corporation is to be reorganized, liquidated or dissolved, or if all or substantially all of the assets or all of the outstanding Common Stock of the Corporation is to be acquired by another corporation (individually, a "Transaction" and collectively, the "Transactions"), in lieu of any outstanding Stock Options remaining exercisable for shares of Common Stock following the effective time of the Transaction, the Board of the Corporation may make appropriate provision, by resolution or by the terms of the Transaction as set out in a written agreement relating to the
   Transaction which has been approved by the Board and duly executed and delivered on behalf of the Corporation to the other party or parties to the Transaction, or otherwise, for any of the following: (1) after the Transaction, an optionee holding an outstanding Stock Option shall be entitled upon exercise of such Stock Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares of stock or other securities to which such
     Stock Option would have been entitled, pursuant to the terms of the Transaction if, immediately prior to the effective time of the Transaction, such holder had been the holder of record of the number and class of shares equal to the number and class of shares (as constituted prior to the
    Transaction) as to which such Stock Option shall be so exercised; or (2) an outstanding Stock
     Option (other than any Stock Option held by an optionee who is subject to Section 16(b) of the
   Securities Exchange Act of 1934, as amended, which Stock Options will not have been granted more than six months prior to the effective time of the Transaction) may be cancelled by the
     Committee as of the effective time of the Transaction provided that (x) notice of such cancellation shall be given to the holder of the Stock Option and (y) the Committee shall have waived any limitations on exercise imposed pursuant to provisions of the Plan or the Option Agreement with respect to such Stock Option and the holder of such Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations on exercise imposed pursuant to provisions of the Plan or the Option Agreement) during a 25day period preceding the effective time of the Transaction; or (3) at the effective time of the Transaction the holder of an outstanding Stock Option shall be entitled to receive in cash with respect to each share as to which the Stock Option remains unexercised at the effective time of the Transaction (without regard to any limitations on exercise imposed pursuant to provisions of the Plan or the Option
    Agreement) consideration having a Fair Market Value, as determined by the Committee, equal to the amount by which the value (as determined by the Committee in its discretion) of the consideration to be paid per outstanding share of Common Stock pursuant to the terms of the
    Transaction exceeds the per share exercise price of the shares of Common Stock subject to such
     Stock Option; or (4) there shall be substituted for a Stock Option outstanding at the effective time of the Transaction a stock option to purchase appropriate stock of the Corporation or stock of the surviving consolidated or continuing corporation in such Transaction or an affiliate of the
     Corporation or such corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to the substitute stock option immediately after such substitution over the aggregate purchase price of such shares pursuant to such substitute stock option is approximately equal to the excess of the Fair Market Value of the shares of Common Stock subject to such
     Stock Option immediately before such substitution over the aggregate purchase price of such shares of Common Stock pursuant to such Stock Option. In connection with a particular
     Transaction, the Committee may in its discretion make provision for one of the preceding alternatives for all Stock Options or for different of the preceding alternatives for different Stock
     Options, including different Stock Options held by the same optionee.

(c) Except as hereinbefore expressly provided or as provided by the Committee in its discretion in any particular Stock Option, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Stock Options.

12.  Amendment

The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Corporation,
(i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options
(unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

13.  Registration of Optioned Shares

The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or unless, in the opinion of counsel to the Corporation, the proposed purchase of such optioned shares would be exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of applicable state securities laws.

14.  Withholding Taxes

The Corporation or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Corporation or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or Supplemental Bonus, including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common
Stock to be issued upon the exercise of any Stock Option or upon payment of any Supplemental Bonus, until the Participant reimburses the Corporation or Participating Subsidiary for the amount the Corporation or Participating Subsidiary is required to withhold with respect to such taxes, or cancelling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.

15.  Brokerage Arrangements

The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options or Supplemental Bonuses, including, without limitation, arrangements for the simultaneous exercise of Stock
Options or Supplemental Bonuses, and sale of the shares acquired upon such exercise.

16.  Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

17.  Indemnification

Any person who was or is a party or is threatened to be made a party to any threatened, pending or competed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a member of the Committee, shall be indemnified by the Corporation, if, as and to the extent authorized by the laws of the State of Delaware, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement (if the terms of such settlement have been consented to by the Corporation) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity an as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No right of indemnification under the provisions set forth herein shall be available to or enforceable by any such person unless, within sixty
(60) days after institution of any such action or proceeding, such person shall have offered the Corporation, in writing, notice of and the opportunity to handle and defend same at its own expense unless Corporation shall have waived the requirement to provide such written notice and offer.

18.  Effective Date

This Plan was adopted by the Board of Directors on March 27, 1995 and became effective as of February
8, 1995 and was approved by the Corporation's stockholders on May 1, 1995. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.